Exhibit 99.1

Court Allows Finjan to Amend Complaint Against Sophos to Include Allegations of Willful Infringement

Trial Scheduled to Begin September 2016

E. Palo Alto, CA – 12/2/15 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, announced that on November 13, 2015, in Finjan, Inc. v. Sophos, Inc., (14-cv-01197-WHO), the Honorable William H. Orrick granted Finjan’s motion to amend its complaint for patent infringement against Sophos to add allegations of willful infringement of U.S. Patent Nos. 6,804,780 (the “‘780 Patent”) and 6,154,844 (the “‘844 Patent” without changing the Court’s scheduled trial start date in September, 2016.

The Court referred to Finjan’s allegations that, while reviewing Sophos’ source code, Finjan discovered that Sophos had pre-suit knowledge of Finjan’s patents. Further, the Court is “satisfied that the inference [that Sophos had knowledge … of the underlying patents] is plausible … not ‘mere speculation’.”

“Finjan’s objective is to resolve our patent dispute with Sophos efficiently and amicably, however Sophos has chosen to ignore our claims. This ruling is significant to our current suit against Sophos, as we believe that it clearly raises the stakes for Sophos and exposes them to up to treble damages,” stated Julie Mar-Spinola, Finjan’s CIPO and VP of Legal.  “Although litigation is subject to inherent uncertainties, when viewed in light of the Court’s March 2, 2015 Claim Construction Order, which adopted all five of Finjan’s interpretations of disputed claim elements, and the US Patent Office, Patent Trial and Appeal Board’s September 24, 2015, denial of Sophos’ petitions for inter partes review of the validity of two of Finjan’s asserted patents, namely US Patent Nos. 8,677,494, and 7,613,926, we believe that we are in a good position to prevail on our asserted claims at trial,” continued Ms. Mar-Spinola.

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Media Contact:
Nicholas Gaffney | Zumado Public Relations
(415) 732-7801 | ngaffney@zumado.com

Investor Contact:
Vanessa Winter | Finjan
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC
(650) 282-3245 | investors@finjan.com